Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scio Diamond Technology Corporation (the “Company”) on Form 10-Q for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.             The report fully complies with complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	February 12, 2015
/s/ Gerald McGuire
By: Gerald McGuire
Its: Chief Executive Officer (Principal Executive Officer)

Date:	February 12, 2015

/s/ Jonathan Pfohl
By: Jonathan Pfohl
Its: Chief Financial Officer (Principal Financial Officer)